Exhibit 99.1

AVENUE FINANCIAL HOLDINGS, INC.

ANNOUNCES CLOSING OF INITIAL PUBLIC OFFERING

NASHVILLE, Tenn. – (February 13, 2015) – Avenue Financial Holdings, Inc. (Nasdaq: AVNU) (“Avenue Financial” or “the Company”) announced today that it has completed its previously announced initial public offering of 2,500,000 shares of its common stock, including 1,324,265 shares sold by the Company and 1,175,735 shares sold by selling stockholders, at a public offering price of $11.00 per share, resulting in aggregate gross proceeds of $27.5 million. Avenue Financial’s shares began trading on the NASDAQ Global Select Market on Tuesday, February 10, 2015, under the ticker symbol “AVNU.”

Keefe, Bruyette & Woods, Inc. served as sole book-running manager for the offering. Sandler O’Neill & Partners, L.P and Sterne, Agee & Leach, Inc. were co-managers for the offering.

The underwriters have a 30-day option to purchase up to an additional 375,000 shares of common stock from the Company and selling stockholders to cover over-allotments, if any.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A registration statement relating to these securities was filed with, and declared effective by, the Securities and Exchange Commission (“SEC”). Copies of the final prospectus relating to the offering may be obtained from Keefe, Bruyette & Woods, A Stifel Company, 787 Seventh Ave., 4th Floor, New York, New York 10019, Attention: Equity Capital Markets, or by calling toll-free at 1-(800)-966-1559.

About Avenue Financial Holdings, Inc.

Avenue Financial Holdings, Inc., headquartered in Nashville, Tennessee, was formed as a single-bank holding company in 2006 and operates primarily through its subsidiary, Avenue Bank. The Company’s operations are concentrated in the Nashville MSA, with the vision of building Nashville’s signature bank and serving clients who value creativity, expertise, and an exceptional level of personal service. Avenue Bank embodies Nashville’s creative spirit - redefining how clients experience banking through a unique “Concierge Banking” model. The bank provides a wide range of business and personal banking services, including mortgage loans, with a special emphasis on Commercial, Private Client, Healthcare, and Music & Entertainment banking. The Company serves clients through five locations (a corporate headquarters and four retail branches), a limited deposit courier service (mobile branch) for select commercial clients, and mobile and online banking services.

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Avenue Financial Holdings, Inc.

Announces Closing of Initial Public Offering

February 13, 2015

Contact:	Barbara J. Zipperian
Chief Financial Officer
(615) 736-7786

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws about the Company. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” or “could”, or words of similar effect or meaning, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Forward-looking statements are based on management’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from the Company’s historical results or those described in the forward-looking statements. See “Forward-Looking Statements” and “Risk Factors” in the prospectus. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties may arise from time to time, and it is impossible for the Company to predict these events or how they may affect it.

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